The Advisory Board Company Announces Sale of 2.5 Million Shares

WASHINGTON, DC — February 25, 2004 — The Advisory Board Company (Nasdaq: ABCO) today announced the sale of 2,524,754 shares of common stock. All of the shares were sold by existing shareholders. Except for the exercise price of stock options to be exercised in connection with the sale, the Company will not receive any of the proceeds from the offering.

Deutsche Bank Securities acted as underwriter for the offering.

About The Advisory Board Company The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of more than 2,300 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with best practices, research reports, executive education and other supporting research services.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results and various factors that could affect the estimated tax rate. These factors are discussed more fully in the Company’s public filings with the Securities and Exchange Commission. The forward looking statements in this press release are made as of February 25, 2004, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy.

CONTACT
David L. Felsenthal
Chief Financial Officer
202-672-5600
jacobsg@advisory.com
www.advisoryboardcompany.com